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                                                                 EXHIBIT 23.6


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MedPointe Inc.:

We consent to the incorporation by reference in this pre-effective amendment no. 1 to the registration statement on Form S-4 of our report dated August 9, 2002, with respect to the statements of net assets to be sold of MedPointe Inc. - Wampole Division as of March 31, 2002 and 2001 and the related statements of revenues and expenses, changes in net assets to be sold and cash flows for the periods from September 29, 2001 to March 31, 2002, April 1, 2001 to September 28, 2001 and for the year ended March 31, 2001, which report appears in the current report on Form 8-K, as amended, of Inverness Medical Innovations, Inc., event date September 20, 2002, and to all references to our Firm included in this registration statement.

                                         /s/ KPMG LLP
                                         -----------------------------
                                         KPMG LLP

Short Hills, New Jersey

April 24, 2003